Exhibit 21.1

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
I.C. Power Asia Development Ltd.	Israel	IC Power Asia Development Ltd.
IC Power Distribution Holdings Pte. Ltd.	Singapore	IC Power Distribution Holdings Pte. Ltd.
Compañía Boliviana de Energía Eléctrica S.A. – Bolivian Power Company Limited	Canada	Compañía Boliviana de Energía Eléctrica S.A. – Bolivian Power Company Limited
Kallpa Generación S.A.	Peru	Kallpa Generación S.A.
Cerro del Aguila S.A.	Peru	Cerro del Aguila S.A.
Hidro Chilia S.A.C.	Peru	Hidro Chilia S.A.C.
Pacahuasi Energía S.A	Peru	Pacahuasi Energía S.A.
IC Power Southern Terminals S.A.	Peru	IC Power Southern Terminals S.A.
Nejapa Power Company S.A.	Panama	Nejapa Power Company S.A.
Samay III S.A	Peru	Samay III
Overseas Investments Peru S.A.	Peru	Overseas Investments Peru S.A.
Surpetroil SAC	Peru	Surpetroil SAC
Samay I S.A.	Peru	Puerto Bravo
PanaGen, Limited	Bermuda	PanaGen, Limited
Verde Securities Limited	Bermuda	Verde Securities Limited
Compañía de Electricidad Puerto Plata S.A.	Dominican Republic	Compañía de Electricidad Puerto Plata S.A.
Compañía de Energía de Centroamérica, S.A. de C. V. (Cenergica)	El Salvador	Compañía de Energía de Centroamérica, S.A. de C. V. (Cenergica)
IC Power DR Operations S.A.S.	Dominican Republic	Agua Clara
Central Cardones S.A.	Chile	Central Cardones S.A.
Lihuen S.A.	Chile	Lihuen S.A.
Cerro El Plomo S.A.	Chile	Cerro El Plomo S.A.
Termoeléctrica Colmito S.A.	Chile	Termoeléctrica Colmito S.A.
OPC Rotem Ltd.	Israel	OPC Rotem Ltd.
Jamaica Private Power Company Ltd.	Jamaica	Jamaica Private Power Company
Consorcio Eólico Amayo (Fase II) S.A.	Panama	Consorcio Eolico Amayo (Fase II) S.A.
Empresa Energética Corinto Ltd.	Cayman Islands	Empresa Energética Corinto Ltd.
Tipitapa Power Company Ltd.	Cayman Islands	Tipitapa Power Company Ltd.
Surpetroil S.A.S.	Colombia	Surpetroil S.A.S.
IC Power Trading S.A.S ESP	Colombia	IC Power Trading SAS
Surenergy S.A.S ESP	Colombia	Surenergy S.A.S ESP
IC Power Development Colombia SAS	Colombia	IC Power Development Colombia SAS
Inkia Energy Ltd.	Bermuda	Inkia Energy Ltd.
Inkia Americas Ltd.	Bermuda	Inkia Americas Ltd.
Inkia Americas Holdings Ltd.	Bermuda	Inkia Americas Holdings Ltd.
IC Power Holdings (Kallpa) Limited	Bermuda	IC Power Holdings (Kallpa) Limited
Inkia Holdings (Cobee) Ltd.	Bermuda	Inkia Holdings (Cobee) Ltd.
IC Power Holdings (CEPP) Limited	Bermuda	IC Power Holdings (CEPP) Limited
IC Power Holdings (Panama Generation) Limited	Cayman Islands	IC Power Holdings (Panama Generation) Limited
Inkia Holdings (JPPC) Limited	Barbados	Inkia Holding (JPPC) Limited
IC Power Panama Management S.de R.L.	Panama	IC Power Panama Management S.de R.L.
Inkia Salvadorian Power Ltd.	Cayman Islands	Inkia Salvadorian Power Ltd.
IC Power Holdings (Nejapa) Limited	Cayman Islands	IC Power Holdings (Nejapa) Limited
Nejapa Holdings Company Ltd.	Cayman Islands	Nejapa Holdings Company Ltd.
IC Power Holdings (Cepp – Cayman) Limited	Cayman Islands	IC Power Holdings (Cepp – Cayman) Limited
West Indies Development Corporation Ltd.	Jamaica	West Indies Development Corporation Ltd.
IC Power Chile Inversiones Ltd.	Chile	IC Power Chile Inversiones Ltd.
IC Power Chile SPA	Chile	IC Power Chile SPA
IC Power Holdings (Chile) Limited	Bermuda	IC Power Holding (Chile) Limited
Kanan Overseas I Inc.	Panamá	Kanan Overseas I Inc.
Kanan Overseas II Inc.	Panamá	Kanan Overseas II Inc.
Kanan Overseas III Inc.	Panamá	Kanan Overseas III Inc.

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
Kanan Overseas IV Inc.	Panamá	Kanan Overseas IV Inc.
Cenérgica Panamá Holdings II, S.A.	Panamá	Cenérgica Panamá Holdings II, S.A.
Cenérgica Panamá Holdings I, S.A.	Panamá	Cenérgica Panamá Holdings I, S.A.
PE Panama Energy S.A.	Panamá	PE Panama Energy S.A.
IC Power Holdings (Colombia) Trading Limited	Bermuda	IC Power Holdings (Colombia) Trading Limited
IC Power Israel Ltd.	Israel	IC Power Israel Ltd.
IC Power Nicaragua Holdings	Cayman Islands	IC Power Nicaragua Holdings
IC Power Nicaragua S.A	Nicaragua	IC Power Nicaragua S.A
IC Power Jamaica Holdings Ltd.	Cayman Islands	IC Power Jamaica Holdings Ltd.
IC Power Jamaica I Ltd.	Saint Lucia	IC Power Jamaica I Ltd.
IC Power Jamaica II Ltd.	Saint Lucia	IC Power Jamaica II Ltd.
IC Power Jamaica Inc.	United States	IC Power Jamaica Inc.
Private Power Operators Ltd	Jamaica	Private Power Operators Ltd.
IC Power Jamaica III Ltd	Saint Lucia	IC Power Jamaica III Ltd
Inversiones Waxere S.A	Guatemala	Inversiones Waxere S.A
Amayo O&M Services S.A	Nicaragua	Amayo O&M Services S.A
Nicaragua Energy Holdings Ltd.	Cayman Islands	Nicaragua Energy Holdings Ltd.
Centrans Energy Holdings (Amayo) S.A	Panama	Centrans Energy Holdings (Amayo) S.A
Consorcio Eólico Amayo S.A	Panama	Consorcio Eólico Amayo S.A
Arctas Amayo (Fase II) S.A	Panama	Arctas Amayo (Fase II) S.A
IC Power Guatemala Limitada	Guatemala	IC Power Guatemala Limitada
Poliwatt Limitada	Guatemala	Poliwatt Limitada
IC Power Guatemala Holdings Limited	Cayman Islands	IC Power Guatemala Holdings Limited
AGS Rotem Ltd.	Israel	AGS Rotem Ltd.
Puerto Quetzal Power LLC	United States	Puerto Quetzal Power (PQP) Company
IC Power USA Services Corp.	United States	IC Power USA Services Corp.
Las Codornices S.A.	Chile	Las Codornices S.A.
Inkia Energy Guatemala Ltd.	Guatemala	Inkia Energy Guatemala Ltd.
Estrella Cooperatief B.A.	The Netherlands	Estrella Cooperatief B.A.
Recsal B.V.	The Netherlands	Recsal B.V.
Guatemel B.V.	The Netherlands	Guatemel B.V.
Deorsa B.V.	The Netherlands	Deorsa B.V.
Deocsa B.V.	The Netherlands	Deocsa B.V.
Distribuidora de Electricidad Oriente S.A.	Guatemala	Distribuidora de Electricidad Oriente S.A.
Redes Eléctricas de Centro América S.A.	Guatemala	Redes Eléctricas de Centro América S.A.
Comercializadora Guatemalteca Mayorista de Electricidad S.A.	Guatemala	Comercializadora Guatemalteca Mayorista de Electricidad S.A.
Distribuidora de Electricidad Occidente S.A.	Guatemala	Distribuidora de Electricidad Occidente S.A.
Advanced Integrated Energy Ltd.	Israel	Advanced Integrated Energy Ltd.
IC Power Argentina S.A.	Argentina	IC Power Argentina S.A.
IC Power Argentina II S.A.	Argentina	IC Power Argentina II S.A.